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                                                                    EXHIBIT 4.21



                   AMENDMENT NO. 4 TO BUSINESS LOAN AGREEMENT
                           (RECEIVABLES AND INVENTORY)

         This Amendment No. 4 (the "Amendment") dated as October 30, 2000, is between BANK OF AMERICA, N.A. (the "Bank") and HUNTWAY REFINING COMPANY (the "Borrower").

                                    RECITALS

         A. The Bank and the Borrower are parties to that certain Business Loan Agreement (Receivables and Inventory) dated as of October 29, 1999, as previously amended (the "Agreement").

         B. The Bank and the Borrower desire to further amend the Agreement as herein provided.

                                    AGREEMENT

         1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

         2. Amendments. The Agreement is hereby amended as follows:

            2.1 Section 2.1(e) of the Agreement is amended in full to read as follows:

                 "(e) In determining the net amount available to the Borrower under the line of credit, the Bank will reserve under the Borrowing Base the total of (i) an amount equal to the lesser of the face amount of any outstanding standby letter of credit or the actual amount of the underlying accounts payable to the beneficiary of such letter of credit, (ii) an amount equal to the lesser of the face amount of any outstanding commercial letter of credit or the actual amount of the underlying accounts payable to the beneficiary of such letter of credit, and (iii) One Million Dollars ($1,000,000) for capital expenditures (in the aggregate the "Reserve")."

         3. Representations and Warranties. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, Agreement, or obligation by which the Borrower is bound.



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         4. Conditions. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank.

            4.1 This Amendment duly executed by all parties hereto.

            4.2 Evidence that the execution, delivery and performance by the Borrower of this Amendment has been duly authorized.

         5. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

This Agreement is executed as of the date stated at the beginning of this Amendment.

                                                  HUNTWAY REFINING COMPANY

                                                  By: /s/ EARL G. FLEISHER
                                                     ---------------------------
                                                  Name: EARL G. FLEISHER
                                                       -------------------------
                                                  Title: Chief Financial Officer
                                                        ------------------------



                                                  BANK OF AMERICA, N.A.

                                                  By: /s/ ANDREA TURKS
                                                     ---------------------------
                                                  Name: ANDREA TURKS
                                                       -------------------------
                                                  Title: Vice President
                                                        ------------------------


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